EXHIBIT 10.8
CPM HOLDINGS, INC. 2004 EQUITY INCENTIVE PLAN
RESTRICTED STOCK AGREEMENT
          THIS RESTRICTED STOCK AGREEMENT (the “Agreement”), made as of [___________], between CPM Holdings, Inc., a Delaware corporation (the “Company”), and [___________] (“Participant”).
WITNESSETH:
          WHEREAS, Participant is a senior management employee of the Company;
          WHEREAS, the Company has adopted the CPM Holdings, Inc. 2004 Equity Incentive Plan (the “Plan”) in order to provide its employees and directors with incentives to achieve long-term corporate objectives; and
          WHEREAS, the Company’s Board of Directors has awarded shares of Restricted Stock under the Plan to the Participant on the terms and conditions set forth herein;
          NOW, THEREFORE, in consideration of the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, and intending to be legally bound hereby, the parties hereto agree as follows:
          1. Definitions. Whenever the following terms are used in this Agreement, they shall have the meaning specified below unless the context clearly indicates to the contrary. Capitalized terms used herein but not defined shall have the meaning set forth in the Plan.
          (a) “Cause” shall be as defined in the Participant’s employment agreement with the Company, if applicable, and to the extent such employment agreement does not exist, then it shall mean the Participant’s (i) willful breach or willful neglect of his duties and responsibilities, (ii) criminal conviction occurring during the term of his employment, (iii) acts of fraud, dishonesty, misappropriation, embezzlement or moral turpitude, (iv) violation of any material federal, state, local, municipal, foreign, international, multinational, or other administrative order, constitution, law, ordinance, principle of common law, regulation, statute, or treaty, (v) breach of his duty of loyalty or fiduciary duties, or (vii) willful failure to comply with the Company’s or its applicable Subsidiary’s reasonable orders or directives or the Company’s or its applicable Subsidiary’s reasonable rules, regulations, policies, procedures or practices.
          (b) “Good Reason” shall be as defined in the Participant’s employment agreement with the Company, if applicable, and to the extent such employment agreement does not exist, then it shall mean (i) a material reduction in the Participant’s duties or responsibilities with the Company, (ii) any reduction in the Participant’s salary, (iii) any reduction in the Participant’s targeted incentive bonuses from the Company or (iv) relocation of the Participant’s primary workplace to a location that is greater than 150 miles from the Participant’s current workplace, in each case which is not cured within 30 days following the Company’s receipt of written notice from the Participant describing the event constituting Good Reason. Notwithstanding the foregoing, subparagraph (iii), above, shall not be violated solely because the Company, in good faith, provides for the payment of the Participant’s targeted incentive bonus upon the attainment of reasonable pre-established Company financial performance goals as determined in the sole discretion of the Board of Directors of the Company.
          (c) “Stockholder Equity Return Event” means any transaction or series of transactions which result in the Company’s stockholders as of the date hereof selling at least 50% of the Common Stock (as defined in Section 2) held by the Company’s stockholders as of the date hereof at a price per share equal to not less than $80.00. The determination of whether a particular transaction or transactions constitutes a Stockholder Equity Return Event shall be made in good faith by the Company’s Board of Directors.
          2. Grant of Restricted Stock. For good and valuable consideration which the Company has determined to exceed the par value of its common stock, par value $0.001 per share (“Common Stock”), the Company hereby issues to Participant a total of [__________] shares of Common Stock (the “Restricted Stock”), subject to the transfer restrictions and other conditions set forth in this Agreement. The Company shall cause the Restricted Stock to be issued and a stock certificate or certificates representing the Restricted Stock to be registered in the name of Participant promptly upon execution of this Agreement, but the stock certificate or certificates shall be delivered to, and held in custody by, the Company until the applicable restrictions lapse at the times specified in Section 4 below. On or before the date of execution of this Agreement, Participant shall deliver to the Company one or more stock powers endorsed in blank relating to the Restricted Stock, which will permit transfer to the Company of all or any portion of the Restricted Stock and any securities constituting Retained Distributions that shall be forfeited or that shall not become vested in accordance with this Agreement. Upon the occurrence of any change in capitalization or other event described in Section 13 of the Plan, the number of shares of Restricted Stock set forth in this Section 2 shall be equitably adjusted in accordance with Section 13 of the Plan to prevent dilution or enlargement of the benefits or potential benefits associated with this Restricted Stock award.
          3. Restrictions.
          (a) Participant shall have all rights and privileges of a Stockholder of the Company with respect to the Restricted Stock, including voting rights and the right to receive dividends paid with respect to such shares, except that the following restrictions shall apply, until such time or times as restrictions lapse under Section 4 of this Agreement:
               (i) Participant shall not be entitled to delivery of the certificate or certificates for any of the Restricted Stock until the restrictions imposed by this Agreement have lapsed with respect to those Restricted Stock, at the times defined in Section 4;
               (ii) The Company will retain custody of all distributions (“Retained Distributions”) made or declared with respect to the Restricted Stock (and such Retained Distributions will be subject to the same restrictions, terms and conditions as are applicable to the Restricted Stock) until such time, if ever, as the Restricted Stock with respect to which such

Retained Distributions shall have been made, paid or declared shall have become vested, and such Retained Distributions shall not bear interest or be segregated in separate accounts;
               (iii) The Restricted Stock may not be sold, transferred, assigned, pledged or otherwise encumbered or disposed of by Participant before these restrictions have lapsed pursuant to Section 4, except with the consent of the Company;
               (iv) The Restricted Stock and Retained Distributions shall be subject to forfeiture upon termination of Participant’s employment with the Company to the extent set forth in Section 7 below and upon the breach of any restrictions, terms or conditions of this Agreement; and
               (v) Participant shall, and hereby does, grant to the Secretary of the Company (the “Secretary”) Participant’s proxy (the “Proxy”), and shall appoint the Secretary as Participant’s attorney-in-fact (with full power of substitution), to vote or act by written consent with respect to the Restricted Stock in connection with any and all matters, as to which any vote or actions may be requested or required. The Proxy shall be irrevocable and Participant shall take such further action or execute such other instruments as may be reasonably necessary to effectuate the intent of the Proxy and, effective as of the date hereof, Participant shall revoke any proxy previously granted by him with respect to his Restricted Stock. Notwithstanding anything in this Section 3(a)(v) to the contrary, as of the Public Trading Date the Proxy will terminate and be of no further force and effect.
          Once any portion of Participant’s Restricted Stock award has become vested under Section 4, the newly vested shares shall no longer be subject to the preceding restrictions, and shall no longer be considered to be Restricted Stock.
          (b) Any attempt to dispose of Restricted Stock in a manner contrary to the restrictions set forth in this Agreement shall be ineffective.
          4. When Restrictions Lapse. Subject to Section 7, as of the date of the first Stockholder Equity Return Event following the date hereof, the Restricted Stock shall vest and the restrictions set forth in this Agreement shall lapse with respect to the following percentage of the Participant’s shares of Restricted Stock determined by the multiple that the amount realized per share in such Stockholder Equity Return Event represents of $[_____] (the “Initial Value Per Share”) (with linear interpolation for values between 1.75 times Initial Value Per Share and 3.0 times Initial Value Per Share):

Stockholder Equity Return
Event Value Per Share	Percentage Vested
At least 1.75 times the Initial Value Per Share	50%

At least 3.00 times the Initial Value Per Share	100%

          Upon the occurrence of any change in capitalization or other event described in Section 13 of the Plan, each of the values per share of Common Stock set forth in this Section 4 and in the definition of Stockholder Equity Return Event shall be equitably adjusted in accordance with Section 13 of the Plan to prevent dilution or enlargement of the benefits or potential benefits associated with this Restricted Stock award. All shares of Restricted Stock not vested upon the first Stockholder Equity Return Event to occur following the date hereof pursuant to the above table shall be forfeited immediately without any further action by the Company and the Participant shall have no further rights or interests in such shares.
          5. Issuance of Stock Certificates for Shares. The stock certificate or certificates representing the Restricted Stock shall be issued promptly following the execution of this Agreement, and shall be delivered to the Secretary or such other custodian as may be designated by the Company, to be held until the restrictions have lapsed under Section 4. Such stock certificate or certificates shall bear the following legend:
THE TRANSFERABILITY OF THIS CERTIFICATE AND THE SHARES OF STOCK REPRESENTED HEREBY ARE SUBJECT TO THE TERMS AND CONDITIONS (INCLUDING FORFEITURE) OF A RESTRICTED STOCK AGREEMENT ENTERED INTO BETWEEN THE REGISTERED OWNER AND CPM HOLDINGS, INC. A COPY OF SUCH AGREEMENT IS ON FILE IN THE OFFICES OF, AND WILL BE MADE AVAILABLE FOR A PROPER PURPOSE BY, THE CORPORATE SECRETARY OF CPM HOLDINGS, INC.
Once the restrictions imposed by this Agreement have lapsed with respect to all or any portion of the Restricted Stock, upon the written request of Participant, a stock certificate or certificates for such portion of the Restricted Stock shall be returned and exchanged for new stock certificates without the foregoing legend for the newly vested portion of the Restricted Stock. Upon the written request of Participant, the certificates representing the newly vested shares shall be delivered to Participant (or to the person to whom the rights of Participant shall have passed by will or the laws of descent and distribution) promptly after the date on which the restrictions imposed on such shares by this Agreement have lapsed but not before Participant has made any tax payment to the Company or made other arrangements for tax withholding, as required by Section 6. Once the restrictions imposed by this Agreement have lapsed with respect to all of the Restricted Stock, all certificates held by the Company representing the vested shares shall be delivered promptly to Participant (or to the person to whom the rights of Participant shall have passed by will or the laws of descent and distribution), provided that Participant has made any tax payment to the Company or made other arrangements for tax withholding, as required by Section 6.
          6. Tax Withholding. Whenever the restrictions on Participant’s rights to some or all of the Restricted Stock lapse under Section 4 of this Agreement, the Company shall notify Participant of the amount of tax which must be withheld by the Company under all applicable federal, state and local tax laws. Participant agrees to make arrangements with the Company to (a) remit a cash payment of the required amount to the Company or (b) to authorize the deduction of such amounts from Participant’s compensation.

          7. Forfeiture On Termination of Employment. Notwithstanding Section 4:
          (a) Except as otherwise set forth in Section 7(b), if the Participant’s employment with the Company or a Subsidiary is terminated for any reason, either by the Company or Participant, during the term of this Agreement, any Restricted Stock remaining subject to the restrictions imposed by this Agreement shall be forfeited immediately and without any further action by the Company.
          (b) Notwithstanding Section 7(a), if, at any time during the period beginning 90 days prior to the date of the Company’s execution of definitive documents evidencing one or more transactions, the consummation of which would result in a Stockholder Equity Return Event, the Participant’s employment with the Company is terminated (i) by the Company without Cause; (ii) by the Participant for Good Reason; (iii) by reason of the Participant’s death or (iv) due to Participant’s inability to engage in the activities required by the Participant’s job by reason of any medically determined physical or mental impairment which can be expected to result in death or which can be expected to last for a continuous period of not less than 12 months, then, as of the date of such consummation transaction(s), the Restricted Stock shall vest and the restrictions set forth in this Agreement shall lapse with respect to that percentage of the Participant’s shares of Restricted Stock that would have become vested pursuant to Section 4 had the Participant remained continuously employed with the Company through the date of the consummation of such transaction(s).
          8. Securities Laws. The Company may from time to time impose any conditions on the transfer of the Restricted Stock as it deems necessary or advisable to ensure that any transfers of the Restricted Stock granted hereunder will satisfy the applicable requirements of federal and state securities laws. Such conditions to satisfy applicable federal and state securities laws may include, without limitation, the partial or complete suspension of the right to transfer the Restricted Stock until the Restricted Stock have been registered under the Securities Act of 1933 or the printing of legends on stock certificates. Participant hereby represents, warrants and agrees as follows, and acknowledges that the Company is relying on the same in issuing the Restricted Stock:
          (a) No Representations. Participant is entering into this Agreement solely on the basis of his own familiarity with the Company and all relevant factors about the Company’s affairs, and the Company has made no express or implied representations, covenants or warranties to Participant with respect to such matters.
          (b) Counsel. Participant has read this Agreement and has been advised or has had the opportunity to be advised by his own legal counsel as to the consequences of entering into this Agreement.
          (c) Access. Participant has had access to all documents, records and books pertaining to the Company or in any way relevant to the purchase of the Restricted Stock and has the opportunity to ask questions of, and receive answers from, the Company and its officers and directors concerning the terms and conditions of the transactions contemplated by this Agreement.

          (d) Sophistication. Participant has knowledge and experience in financial and business matters so as to be capable of evaluating the merits and risks of an investment in the Restricted Stock and has not utilized any other person to be his personal representative in connection with evaluating such merits and risks.
          (e) Investment Intent. Participant is acquiring the Restricted Stock for his own account with investment intent and not with a view to the resale or distribution of all or any part of such shares.
          (f) Restrictions. Participant agrees that the Company may impose additional restrictions on the sale, pledge or other transfer of the Restricted Stock if, in the sole discretion of the Company and its counsel, such restrictions are necessary and desirable in order to achieve compliance with the provisions of federal or state securities laws.
          9. No Effect on Employment. Neither this Agreement nor the Restricted Stock granted hereunder shall confer upon Participant any right to continued employment with the Company or any Subsidiary, and shall not in any way modify or restrict the Company’s or such Subsidiary’s right to terminate such employment.
          10. Transfer Restrictions.
          (a) Transfer Restrictions; Stockholders Agreement. Except as otherwise set forth in Section 10(b), shares of Restricted Stock held by the Participant that have not become vested pursuant to Section 4 may not be sold, pledged, assigned, hypothecated, transferred, or otherwise disposed of (each, a “Transfer”), without the prior written consent of the Board. On or prior to the date the shares of Restricted Stock held by the Participant that have become vested pursuant to Section 4, the Participant shall become a party to a Subscription Agreement and/or a Stockholders Agreement as may be required by the Company (such agreement or agreements, together, the “Stockholders Agreement”). Shares of Restricted Stock that become vested pursuant to Section 4 may thereafter be Transferred only to the extent permitted by the terms of (x) the Stockholders Agreement or (y) Section 10(b) of this Agreement.
          (b) Exception for Certain Family Transfers. Anything to the contrary contained in this Section 10 notwithstanding, the Transfer of any or all of the shares of Restricted Stock during the Participant’s lifetime or on the Participant’s death by will or intestacy to any Permitted Transferee shall be exempt from the Transfer restrictions set forth in Section 10(a). As used herein, “Permitted Transferee” shall mean, with respect to the Participant, any child, stepchild, grandchild, parent, stepparent, grandparent, spouse, former spouse, sibling, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law, including adoptive relationships, any person sharing the Participant’s household (other than a tenant or employee), a trust in which these persons (or the Participant) control the management of assets, and any other entity in which these persons (or the Participant) own more than fifty percent of the voting interests, or any other transferee specifically approved by the Administrator (as defined in the Plan) after taking into account any state or federal tax or securities laws applicable to such shares. In such case, the transferee or other recipient shall receive and hold the shares of Restricted Stock so Transferred subject to the provisions of this Section (including any requirement to enter into the Stockholders Agreement) and the Restricted Stock Agreement,

as applicable, and there shall be no further Transfer of such shares except in accordance with the terms of this Section.
          11. Miscellaneous.
          (a) This Agreement may be executed in one or more counterparts, all of which taken together will constitute one and the same instrument.
          (b) The terms of this Agreement may only be amended, modified or waived by a written agreement executed by both of the parties hereto.
          (c) The validity, performance, construction and effect of this Agreement shall be governed by the laws of the State of New York, without giving effect to principles of conflicts of law.
          (d) This Agreement constitutes the entire agreement between the parties hereto with respect to the transactions contemplated herein.
          (e) Except as otherwise herein provided, this Agreement shall be binding upon and shall inure to the benefit of the Company, its successors and assigns, and of Participant and Participant’s personal representatives.
[SIGNATURE PAGE FOLLOWS]

     IN WITNESS WHEREOF, the parties have executed this Agreement on the date and year first above written.

CPM HOLDINGS, INC.

By:
Name:
Title:

PARTICIPANT

[Name]

Residence Address